AMENDMENT NO. 2 TO
EXCLUSIVITY SERVICES AGREEMENT

AMENDMENT NO. 2 TO EXCLUSIVITY SERVICES AGREEMENT, dated February 1, 2013 but effective as of January 1, 2013 (this “Amendment”), between WINTHROP REALTY TRUST (f/k/a First Union Real Estate Equity And Mortgage Investments), an Ohio business trust (the “Company”) and MICHAEL L. ASHNER (“Ashner”), an individual.

RECITALS

WHEREAS, pursuant to that certain Exclusivity Services Agreement, dated December 31, 2003, between the Company and Ashner, as amended by Amendment No. 1 to Exclusivity Services Agreement, dated as of October 27, 2005, between the Company and Ashner (as amended, the “Exclusivity Agreement”), Ashner agreed to offer to the Company all Business Opportunities offered to or generated by Ashner during the term of the Agreement;

WHEREAS, the parties desire to amend the Agreement as hereinafter provided;

NOW THEREFORE, in consideration of the foregoing and mutual provisions and agreements contained herein, the parties hereto agree as follows:

1.     Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed thereto in the Exclusivity Agreement.

2.     The Exclusivity Agreement is hereby amended as follows:

a.     By adding “Subject to Section 1.3 hereof” at the beginning of Section 1.1.

b.     By adding the following as Section 1.3 thereto:

“1.3     ROFR.  (a)  In the case of a Liquidation (as defined in the Advisory Agreement) from and after the later of: (a) two years from the announcement of such Liquidation by the Company; or (b) the date on which the Company has paid aggregate dividends sufficient to reduce the Hurdle (as defined in the Advisory Agreement) to $104,980,468, in lieu of the obligations set forth in Section 1.1 hereof, Ashner, unless and until the Advisory Agreement has been terminated by the Company without Cause (as defined in the Advisory Agreement) with respect to the Advisor, or by the Advisor for Cause with respect to the Company, shall instead be obligated solely to offer to the Company a right of first refusal with respect to any Business Opportunity in accordance with the provisions of this Section 1.3.

(b)       At such time as Ashner has a Business Opportunity, Ashner shall provide written notice (the “ROFR Notice”) to the Board of Trustees (the “Board”) of the Company containing a description of the Business Opportunity and all of the material terms and conditions relating to the Business Opportunity reasonably required to make an informed decision by the Company.

(c)        Upon receipt of a ROFR Notice, the Company shall have the option (the “ROFR Option”), to be exercised by written notice to Ashner within 15 Business Days after the Board’s receipt of the ROFR Notice, to elect to acquire or invest in all or any part of the applicable Business Opportunity on the terms and conditions no less favorable to the Company than those set forth in the ROFR Notice.  If the Company fails to (i) timely exercise its ROFR Option or (ii) timely elects to exercise its ROFR Option but fails to consummate the Business Opportunity on terms no less favorable to the Company than those set forth in the ROFR Notice (the date on which either (i) or (ii) occurs, the “ROFR Release Date”) , then, subject to the proviso below, Ashner shall have the right to acquire or invest in the Business Opportunity or offer the Business Opportunity to any third party on terms and conditions no more favorable to Ashner than those set forth in the ROFR Notice; provided, however, that (i) if Ashner does not consummate the transaction with respect to the Business Opportunity within 120 days following the ROFR Release Date, or if Ashner elects to consummate the transaction with respect to the Business Opportunity on terms that are more favorable to Ashner than the terms and conditions set forth in the ROFR Notice in any material respect, then the Company shall again have a ROFR Option with respect to such Business Opportunity (on the modified terms) in accordance with this Section 1.3.

c.     By deleting Section 2.1 thereof in its entirety and inserting the following in lieu thereof:

Section 2.1     Termination.  Ashner shall have the continuing right, but not the obligation, to terminate this Agreement from and after the date that the Third Amended and Restated Advisory Agreement (as the same may be amended, the “Advisory Agreement”) between the Company and FUR Advisors LLC (the “Advisor”) is terminated by the Company without Cause with respect to the Advisor, or by the Advisor for Cause with respect to the Company.

3.     Miscellaneous.  (a)     Except as modified hereby, the Exclusivity Agreement shall remain in full force and effect and the provisions thereof are hereby ratified and confirmed.

(b)     All references in the Exclusivity Agreement to “this Agreement”, “hereunder”, “hereto” or similar references, and all references in all other documents to the Exclusivity Agreement shall hereinafter be deemed references to the Exclusivity Agreement as amended hereby.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

WINTHROP REALTY TRUST

By:	/s/ Carolyn Tiffany
Carolyn Tiffany
President

/s/ Michael L. Ashner
Michael L. Ashner